INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (2-93572, 33-45809 and 33-53462) on Forms S-8 of Bel Fuse Inc. of our report dated March 19, 1999 appearing in this Annual Report on Form 10-K of Bel Fuse Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

March 26, 1999
New York, New York